EXHIBIT 99.2

American Finance Trust, Inc.
Supplemental Information

Quarter ended December 31, 2018 (unaudited)

American Finance Trust, Inc.
Supplemental Information
Quarter Ended December 31, 2018 (Unaudited)

Forward-looking Statements:

This supplemental package includes “forward looking statements”. Forward-looking statements may be identified by the use of words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates,” “contemplates,” “aims,” “continues,” “would” or “anticipates” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: the factors included in (i) the Annual Report on Form 10-K for the year ended December 31, 2017 of American Finance Trust, Inc. (the “Company”) filed on March 19, 2018, including those set forth under the headings “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business,” and (ii) in future periodic reports filed by the Company under the Securities Exchange Act of 1934, as amended. While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. For a further discussion of these and other factors that could impact the Company’s future results, performance or transactions, see the section entitled “Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2017 filed on March 19, 2018, and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission. Prospective investors should not place undue reliance on any forward-looking statements, which are based only on information currently available to the Company (or to third parties making the forward-looking statements).

American Finance Trust, Inc.
Supplemental Information
Quarter Ended December 31, 2018 (Unaudited)

Non-GAAP Financial Measures
This section includes non-GAAP financial measures, including Funds from Operations ("FFO"), Adjusted Funds from Operations ("AFFO"), Adjusted Earnings before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA"), Net Operating Income ("NOI") and Cash Net Operating Income ("Cash NOI"). While NOI is a property-level measure, AFFO is based on total Company performance and therefore reflects the impact of other items not specifically associated with NOI such as, interest expense, general and administrative expenses and operating fees to related parties. Additionally, NOI as defined here, includes an adjustment for straight-line rent which is excluded from AFFO. A description of these non-GAAP measures and reconciliations to the most directly comparable GAAP measure, which is net income, is provided below. Adjustments for unconsolidated partnerships and joint ventures are calculated to exclude the proportionate share of the non-controlling interest to arrive at FFO, AFFO and NOI attributable to stockholders.
Caution on Use of Non-GAAP Measures
FFO, AFFO, Adjusted EBITDA, NOI and Cash NOI should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP measures.
Other REITs may not define FFO in accordance with the current National Association of Real Estate Investment Trusts ("NAREIT"), an industry trade group, definition (as we do), or may interpret the current NAREIT definition differently than we do, or may calculate AFFO differently than we do. Consequently, our presentation of FFO and AFFO may not be comparable to other similarly-titled measures presented by other REITs.
We consider FFO and AFFO useful indicators of our performance. Because FFO and AFFO calculations exclude such factors as depreciation and amortization of real estate assets and gains or losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), FFO and AFFO presentations facilitate comparisons of operating performance between periods and between other REITs in our peer group.
As a result, we believe that the use of FFO and AFFO, together with the required GAAP presentations, provide a more complete understanding of our performance, including relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. However, FFO and AFFO are not indicative of cash available to fund ongoing cash needs, including the ability to pay cash dividends. Investors are cautioned that FFO and AFFO should only be used to assess the sustainability of our operating performance excluding these activities, as they exclude certain costs that have a negative effect on our operating performance during the periods in which these costs are incurred.
Funds from Operations and Adjusted Funds from Operations
Funds From Operations
Due to certain unique operating characteristics of real estate companies, as discussed below, NAREIT, an industry trade group, has promulgated a measure known as FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. FFO is not equivalent to net income or loss as determined under GAAP.
We define FFO, a non-GAAP measure, consistent with the standards established over time by the Board of Governors of NAREIT, as restated in a White Paper and approved by the Board of Governors of NAREIT effective in December 2018 (the “White Paper”). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding depreciation and amortization related to real estate, gains and losses from sales of certain real estate assets, gain and losses from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciation real estate held by the entity. Adjustments for unconsolidated partnerships and joint ventures are calculated to exclude the proportionate share of the non-controlling interest to arrive at FFO attributable to stockholders. Our FFO calculation complies with NAREIT’s definition.
The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, and straight-line amortization of intangibles, which implies that the value of a real estate asset diminishes predictably over time, especially if not adequately maintained or repaired and renovated as required by relevant circumstances or as requested or required by lessees for operational purposes in order to maintain the value disclosed. We believe that, because real estate values historically rise and fall with market conditions, including inflation, interest rates, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation and certain other items may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, among other things, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income.

American Finance Trust, Inc.
Supplemental Information
Quarter Ended December 31, 2018 (Unaudited)

Adjusted Funds From Operations
In calculating AFFO, we start with FFO, then we exclude certain income or expense items from AFFO that we consider to be more reflective of investing activities, such as fees related to the Listing, non-cash income and expense items and the income and expense effects of other activities that are not a fundamental attribute of our day to day operating business plan, such as amounts related to the RCA merger litigation. These amounts include legal costs incurred as a result of the litigation, a portion of which may be covered under insurance policies maintained by us, which could result in future reimbursements to us. Insurance reimbursements in future periods, if any, will be deducted from AFFO in the period of reimbursement. We believe that excluding the litigation costs and any subsequent insurance reimbursements, if any, related to the RCA merger helps to provide a better understanding of the operating performance of our business. Other income and expense items also include early extinguishment of debt and unrealized gains and losses, which may not ultimately be realized, such as gains or losses on derivative instruments and gains and losses on investments. In addition, by excluding non-cash income and expense items such as amortization of above-market and below-market leases intangibles, amortization of deferred financing costs, straight-line rent, vesting and conversion of Class B Units and share-based compensation related to restricted shares and the multi-year outperformance agreement from AFFO, we believe we provide useful information regarding income and expense items which have a direct impact on our ongoing operating performance. By providing AFFO, we believe we are presenting useful information that can be used to better assess the sustainability of our ongoing operating performance without the impacts of transactions that are not related to the ongoing profitability of our portfolio of properties. AFFO presented by us may not be comparable to AFFO reported by other REITs that define AFFO differently.
In calculating AFFO, we exclude certain expenses which under GAAP are characterized as operating expenses in determining operating net income. All paid and accrued merger, acquisition and transaction related fees and certain other expenses negatively impact our operating performance during the period in which expenses are incurred or properties are acquired will also have negative effects on returns to investors, but are not reflective of our on-going performance. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income. In addition, as discussed above, we view gains and losses from fair value adjustments as items which are unrealized and may not ultimately be realized and not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. Excluding income and expense items detailed above from our calculation of AFFO provides information consistent with management's analysis of our operating performance. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, we believe AFFO provides useful supplemental information. We believe that in order to facilitate a clear understanding of our operating results, AFFO should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. AFFO should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity or ability to pay dividends.
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, Net Operating Income and Cash Net Operating Income.
We believe that Adjusted EBITDA, which is defined as earnings before interest, taxes, depreciation and amortization adjusted for acquisition and transaction-related expenses, fees related to the Listing, other non-cash items such as the vesting and conversion of the Class B Units and including our pro-rata share from unconsolidated joint ventures, is an appropriate measure of our ability to incur and service debt. Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities. Other REITs may calculate Adjusted EBITDA differently and our calculation should not be compared to that of other REITs.
NOI is a non-GAAP financial measure equal to net income (loss), the most directly comparable GAAP financial measure, less discontinued operations, interest, other income and income from preferred equity investments and investment securities, plus corporate general and administrative expense, acquisition and transaction-related expenses, depreciation and amortization, other non-cash expenses and interest expense. NOI is adjusted to include our pro rata share of NOI from unconsolidated joint ventures. We use NOI internally as a performance measure and believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level. Therefore, we believe NOI is a useful measure for evaluating the operating performance of our real estate assets and to make decisions about resource allocations. Further, we believe NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition activity on an unlevered basis, providing perspective not immediately apparent from net income. NOI excludes certain components from net income in order to provide results that are more closely related to a property's results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. NOI should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity.

American Finance Trust, Inc.
Supplemental Information
Quarter Ended December 31, 2018 (Unaudited)

Cash NOI, is a non-GAAP financial measure that is intended to reflect the performance of our properties. We define Cash NOI as net operating income (which is separately defined herein) excluding amortization of above/below market lease intangibles and straight-line adjustments that are included in GAAP lease revenues. We believe that Cash NOI is a helpful measure that both investors and management can use to evaluate the current financial performance of our properties and it allows for comparison of our operating performance between periods and to other REITs. Cash NOI should not be considered as an alternative to net income, as an indication of our financial performance, or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present Cash NOI may not be directly comparable to the way other REITs present Cash NOI.

American Finance Trust, Inc.
Supplemental Information
Quarter Ended December 31, 2018 (Unaudited)

Key Metrics
As of and for the three months ended December 31, 2018

Financial Results (Amounts in thousands, except per share data, ratios and percentages)
Rental income	$66,908
Net loss attributable to stockholders	$(13,524)
Basic and diluted net loss per share attributable to stockholders	$(0.13)
Cash NOI [1]	$52,860
Adjusted EBITDA [1]	$48,609
AFFO attributable to stockholders [1]	$24,632
Dividends declared [2]	$19,487

Balance Sheet and Capitalization (Amounts in thousands, except per share data, ratios and percentages)
Gross asset value [3]	$3,717,161
Net debt [4] [5]	$1,433,787
Total consolidated debt [5]	$1,525,238
Total assets	$3,262,547
Liquidity [6]	$228,226

Common shares outstanding as of December 31, 2018	106,231

Net debt to gross asset value	38.6%
Net debt to adjusted EBITDA (annualized based on quarterly results) [1]	7.4	x

Weighted-average interest rate cost [7]	4.5%
Weighted-average debt maturity (years) [8]	3.8
Interest Coverage Ratio [1][9]	2.8	x

Real Estate Portfolio	Single-Tenant Portfolio	Multi-Tenant Portfolio	Total Portfolio
Portfolio Metrics:
Real estate investments, at cost (in billions)	$2.0	$1.5	$3.5
Number of properties	593	33	626
Square footage (in millions)	11.9	7.2	19.1
Annualized straight-line rent (in millions) [10]	$156.1	$88.1	$244.2
Straight-line rent per leased square foot	$13.3	$14.0	$13.5
Occupancy [11]	99.4%	87.0%	94.7%
Weighted-average remaining lease term (years) [12]	10.6	5.1	8.6
% investment grade [13]	77.2%	N/A	N/A
% of anchor tenants in multi-tenant portfolio that are investment grade [13] [14]	N/A	46.9%	N/A
% of leases with rent escalators [15]	85.6%	65.7%	78.4%
Average annual rent escalator [15]	1.2%	1.5%	1.3%
——
[1] This Non-GAAP metric is reconciled below.
[2] Includes dividends reinvested in shares of common stock issued in accordance with the Company's distribution reinvestment plan. Dividends for the month of December 2018 were declared in January 2019 in the amount of approximately $9.7 million and thus are not included in the dividends declared amount above as of December 31, 2018. During the year ended December 31, 2018 the Company paid 12 months of dividends.
[3] Defined as total assets plus accumulated depreciation and amortization as of December 31, 2018.
[4] Represents total debt outstanding less cash and cash equivalents.
[5] Excludes the effect of deferred financing costs, net and mortgage premiums, net.
[6] Liquidity includes the amount available for future borrowings under the Company's credit facility of $136.8 million and cash and cash equivalents. In accordance with the Company's credit facility, if the Company were to make any restricted payments or certain other payments, it would be required to have a combination of cash and amount available for future borrowings totaling $40.0 million following such payments.
[7] Weighted based on the outstanding principal balance of the debt as of December 31, 2018.
[8] Weighted based on the outstanding principal balance of the debt as of December 31, 2018 and does not reflect any changes to maturity dates subsequent to
December 31, 2018. The maturity date of the Company's credit facility was automatically extended from April 2020 to April 2022 upon the listing of the
Company's stock on the NASDAQ in July 2018. In addition, the Company has the right to extend the maturity date to April 2023 which was used for purposes of this calculation as the Company expects to exercise the extension option.

American Finance Trust, Inc.
Supplemental Information
Quarter Ended December 31, 2018 (Unaudited)

[9] The interest coverage ratio is calculated by dividing adjusted EBITDA by cash paid for interest (interest expense less amortization of deferred financing costs, net, change in accrued interest and amortization of mortgage premiums on borrowings) for the quarter ended December 31, 2018.
Adjusted EBITDA and cash paid for interest are Non-GAAP metrics and are reconciled below.
[10] Calculated using the most recent available lease terms as of December 31, 2018.
[11] Only includes leases which have commenced and were taken possession by the tenant as of December 31, 2018.
[12] The weighted-average remaining lease term (years) is based on straight-line rent.
[13] Investment grade ratings include both actual investment grade ratings of the tenant or implied investment grade. Implied investment grade includes ratings of tenant parent (regardless of whether or not the parent has guaranteed the tenant's obligation under the lease) or the lease guarantor. Implied investment grade ratings are determined using Moody's proprietary analytical tool, which compares the risk metrics of the non-rated company to those of a company with an actual rating. Ratings information is as of December 31, 2018. The weighted averages are based on straight-line rent. Single-tenant portfolio tenants are 48.0% actual investment grade rated and 29.2% implied investment grade rated.
[14] Anchor tenants are defined as tenants that occupy over 10,000 square feet of one of the Company's multi-tenant properties. Anchor tenants are 32.3% actual investment grade rated and 14.6% implied investment grade rated.
[15] Annual averages are based on annualized straight-line rent as of December 31, 2018. Contractual rent increases include fixed percent or actual increases, or
CPI-indexed increases.

American Finance Trust, Inc.
Supplemental Information
Quarter Ended December 31, 2018 (Unaudited)

Consolidated Balance Sheets
Amounts in thousands, except share and per share data

	December 31,
	2018	2017
	(Unaudited)
ASSETS
Real estate investments, at cost:
Land	$629,190	$607,675
Buildings, fixtures and improvements	2,441,659	2,449,020
Acquired intangible lease assets	413,948	454,212
Total real estate investments, at cost	3,484,797	3,510,907
Less: accumulated depreciation and amortization	(454,614)	(408,194)
Total real estate investments, net	3,030,183	3,102,713
Cash and cash equivalents	91,451	107,666
Restricted cash	18,180	19,588
Deposits for real estate acquisitions	3,037	565
Derivative assets, at fair vale	—	23
Goodwill	1,605	1,605
Deferred costs, net	16,222	8,949
Straight-line rent receivable	37,911	28,515
Prepaid expenses and other assets	19,439	22,344
Assets held for sale	44,519	4,682
Total assets	$3,262,547	$3,296,650

LIABILITIES AND EQUITY
Mortgage notes payable, net	$1,196,113	$1,303,433
Credit facility	324,700	95,000
Market lease liabilities, net	89,938	108,772
Accounts payable and accrued expenses (including $2,634 and $3,169 due to related parties as of December 31, 2018 and 2017, respectively)	28,383	27,355
Derivative liabilities, at fair value	531	—
Deferred rent and other liabilities	13,067	9,421
Dividends payable	80	11,613
Total liabilities	1,652,812	1,555,594

Preferred stock, $0.01 par value per share, 50,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.01 par value per share, 300,000,000 shares authorized, 106,230,901 and 105,172,185 shares issued and outstanding as of December 31, 2018 and 2017, respectively	1,063	1,052
Additional paid-in capital	2,412,915	2,393,237
Accumulated other comprehensive (loss) income	(531)	95
Accumulated deficit	(812,047)	(657,874)
Total stockholders' equity	1,601,400	1,736,510
Non-controlling interests	8,335	4,546
Total equity	1,609,735	1,741,056
Total liabilities and equity	$3,262,547	$3,296,650

American Finance Trust, Inc.
Supplemental Information
Quarter Ended December 31, 2018 (Unaudited)

Consolidated Statements of Operations
Amounts in thousands, except share and per share data

	Three Months Ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:
Rental income	$66,908	$66,407	$61,765	$61,077
Operating expense reimbursements	8,184	8,481	9,343	9,042
Total revenues	75,092	74,888	71,108	70,119

Operating expenses:
Asset management fees to related party	5,848	5,849	5,837	5,609
Property operating	14,059	13,497	13,157	13,355
Impairment charges	11,023	1,172	8,563	322
Acquisition and transaction related	1,185	1,186	1,287	1,954
Listing fees	—	4,988	—	—
Vesting and conversion of Class B Units	—	15,786	—	—
Share-based compensation — multi-year outperformance agreement	2,666	2,150	—	—
General and administrative	6,576	6,539	6,512	5,501
Depreciation and amortization	32,638	35,332	35,438	36,499
Total operating expenses	73,995	86,499	70,794	63,240
Operating income (loss) before gain on sale of real estate investments	1,097	(11,611)	314	6,879
Gain on sale of real estate investments	2,186	1,328	3,625	24,637
Operating income (loss)	3,283	(10,283)	3,939	31,516
Other (expenses) income:
Interest expense	(17,623)	(17,017)	(16,042)	(16,107)
Other income	794	9	38	22
Total other expenses, net	(16,829)	(17,008)	(16,004)	(16,085)
Net (loss) income	(13,546)	(27,291)	(12,065)	15,431
Net loss (income) attributable to non-controlling interests	22	46	24	(30)
Net (loss) income attributable to stockholders	$(13,524)	$(27,245)	$(12,041)	$15,401

Basic and Diluted Net (Loss) Income Per Share:
Basic and diluted net (loss) income per share attributable to stockholders	$(0.13)	$(0.26)	$(0.11)	$0.15
Basic weighted-average shares outstanding	106,096,401	105,905,281	105,028,459	105,196,387
Diluted weighted-average shares outstanding	106,096,401	105,905,281	105,028,459	105,415,211

American Finance Trust, Inc.
Supplemental Information
Quarter Ended December 31, 2018 (Unaudited)

Non-GAAP Measures
Amounts in thousands

	Three Months Ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
EBITDA:
Net (loss) income	$(13,546)	$(27,291)	$(12,065)	$15,431
Depreciation and amortization	32,638	35,332	35,438	36,499
Interest expense	17,623	17,017	16,042	16,107
EBITDA	36,715	25,058	39,415	68,037
Impairment charges	11,023	1,172	8,563	322
Acquisition and transaction related	1,185	1,186	1,287	1,954
Listing fees	—	4,988	—	—
Vesting and conversion of Class B Units	—	15,786	—	—
Share-based compensation — multi-year outperformance agreement	2,666	2,150	—	—
Gain on sale of real estate investments	(2,186)	(1,328)	(3,625)	(24,637)
Other income	(794)	(9)	(38)	(22)
Adjusted EBITDA	48,609	49,003	45,602	45,654
Asset management fees to related party	5,848	5,849	5,837	5,609
General and administrative	6,576	6,539	6,512	5,501
NOI	61,033	61,391	57,951	56,764
Amortization of market lease and other intangibles, net	(6,054)	(5,766)	(2,320)	(1,358)
Straight-line rent	(2,119)	(2,589)	(2,540)	(2,253)
Cash NOI	$52,860	$53,036	$53,091	$53,153

Cash Paid for Interest:
Interest expense	$17,623	$17,017	$16,042	$16,107
Amortization of deferred financing costs, net and change in accrued interest	(1,461)	(1,734)	(2,126)	(1,419)
Amortization of mortgage premiums on borrowings	1,097	857	1,001	835
Total cash paid for interest	$17,259	$16,140	$14,917	$15,523

American Finance Trust, Inc.
Supplemental Information
Quarter Ended December 31, 2018 (Unaudited)

Non-GAAP Measures
Amounts in thousands, except per share data

	Three Months Ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Funds from operations (FFO):
Net (loss) income attributable to stockholders (in accordance with GAAP)	$(13,524)	$(27,245)	$(12,041)	$15,401
Impairment charges	11,023	1,172	8,563	322
Depreciation and amortization	32,638	35,332	35,438	36,499
Gain on sale of real estate investments	(2,186)	(1,328)	(3,625)	(24,637)
Proportionate share of adjustments for non-controlling interest to arrive at FFO	(67)	(59)	(78)	(24)
FFO attributable to stockholders	27,884	7,872	28,257	27,561
Acquisition and transaction related	1,185	1,186	1,287	1,954
Litigation costs related to RCA merger [1]	431	363	1,089	62
Listing fees	—	4,988	—	—
Vesting and conversion of Class B Units	—	15,786	—	—
Amortization of market lease and other intangibles, net	(6,054)	(5,766)	(2,320)	(1,358)
Straight-line rent	(2,119)	(2,589)	(2,540)	(2,253)
Amortization of mortgage premiums on borrowings	(1,097)	(857)	(1,001)	(835)
Mark-to-market adjustments	—	—	(48)	(24)
Share-based compensation — restricted shares	269	90	65	26
Share-based compensation — multi-year outperformance agreement	2,666	2,150	—	—
Amortization of deferred financing costs, net and change in accrued interest	1,461	1,734	2,126	1,419
Proportionate share of adjustments for non-controlling interest to arrive at AFFO	6	(29)	3	1
AFFO attributable to stockholders	$24,632	$24,928	$26,918	$26,553

Weighted-average common shares outstanding (in thousands)	106,096	105,905	105,028	105,415
FFO per common share	$0.26	$0.07	$0.27	$0.26
Dividends declared [2]	$19,487	$29,319	$34,049	$33,684
——
[1] The litigation costs related to the Merger are included as an adjustment in the calculation above beginning in the fourth quarter of 2018, and were not presented as an adjustment in our Annual Report on Form 10-K for the year ended December 31, 2017 or our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018. Insurance reimbursements in future periods, if any, will be deducted from AFFO in the period of reimbursement.
[2] The Company declared a dividend on January 2, 2019 with one month in arrears which resulted in only two months of dividends declared for the three months ended December 31, 2018. During the year ended December 31, 2018 the Company paid 12 months of dividends.

American Finance Trust, Inc.
Supplemental Information
Quarter Ended December 31, 2018 (Unaudited)

Debt Overview
As of December 31, 2018
Amounts in thousands, except ratios and percentages

Year of Maturity	Number of Encumbered Properties	Weighted-Average Debt Maturity (Years) [3]	Weighted-Average Interest Rate [3][4]	Total Outstanding Balance [5]	Percent
Non-Recourse Debt
2019	—	—	—%	$2,533
2020	251	1.8	—%	613,084
2021	—	—	4.4%	260,747
2022	—	—	—%	1,070
2023	—	—	—%	1,431
Thereafter	229	5.1	4.8%	321,673
Total Non-Recourse Debt	480	3.6	4.6%	1,200,538	79%

Recourse Debt [1]
Credit Facility [2]		4.3	4.1%	324,700
Total Recourse Debt		4.3	4.1%	324,700	21%

Total Debt		3.8	4.5%	$1,525,238	100%
——
[1] Recourse debt is debt that is guaranteed by the Company.
[2] The maturity date of the Company's credit facility was automatically was extended from April 2020 to April 2022 upon the listing of the Company's stock on the NASDAQ. The Company has the right to extend the maturity date to April 2023.
[3] Weighted based on the outstanding principal balance of the debt.
[4] As of December 31, 2018, the Company’s total combined debt was 78.7% fixed rate or swapped to a fixed rate and 21.3% floating rate.
[5] Excludes the effect of deferred financing costs, net and mortgage premiums, net.

American Finance Trust, Inc.
Supplemental Information
Quarter Ended December 31, 2018 (Unaudited)

Future Minimum Base Lease Rents Due to the Company
As of December 31, 2018
Amounts in thousands

Future Minimum Base Rent Payments [1]
2019	$232,222
2020	223,025
2021	211,918
2022	200,974
2023	185,455
Thereafter	1,084,424
Total	$2,138,018
——
[1] Represents future minimum base rent payments on a cash basis due to the Company over the next five years and thereafter. These amounts exclude contingent rent payments, as applicable, that may be collected from certain tenants based on provisions related to sales thresholds and increases in annual rent based on exceeding certain economic indexes among other items.

American Finance Trust, Inc.
Supplemental Information
Quarter Ended December 31, 2018 (Unaudited)

Top Ten Tenants (by annualized straight-line rent)
As of December 31, 2018
Amounts in thousands, except percentages

Tenant / Lease Guarantor	Property Type	Tenant Industry	Annualized SL Rent [1]	SL Rent Percent	Remaining Lease Term [2]	Investment Grade [3]
SunTrust Bank	Retail	Retail Banking	$21,126	9%	10.4	Yes
Sanofi US	Office	Healthcare	17,143	7%	14.0	Yes
Americold	Distribution	Refrigerated Warehousing	12,720	5%	8.8	Yes
Stop & Shop	Retail	Grocery	8,770	4%	8.0	Yes
Bob Evans	Retail	Restaurant	8,405	3%	18.3	Yes
Tenants 6 - 10	Various	Various	32,906	13%	11.1	2 of 5 - Yes
Subtotal			101,070	41%	11.7

Remaining portfolio			143,152	59%

Total Portfolio			$244,222	100%
——
[1] Calculated using the most recent available lease terms as of December 31, 2018.
[2] Based on straight-line rent as of December 31, 2018.
[3] The top ten tenants are 52.1% actual investment grade rated and 29.6% implied investment grade rated (see page 6 for definition of Investment Grade).

American Finance Trust, Inc.
Supplemental Information
Quarter Ended December 31, 2018 (Unaudited)

Diversification by Property Type
As of December 31, 2018
Amounts in thousands, except percentages

	Total Portfolio
Property Type[3]	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent
Retail (including Power and Lifestyle Centers)	$181,672	74%	11,630	61%
Industrial and Distribution	33,525	14%	5,663	30%
Office	29,025	12%	1,757	9%
Total	$244,222	100%	19,050	100%

	Retail Properties [2]
Tenant Type	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent
Single-Tenant:
Service-oriented	$78,655	44%	2,759	25%
Traditional retail	14,945	8%	1,596	15%
Multi-Tenant:
Experiential/e-commerce defensive	42,149	23%	2,392	23%
Other traditional retail	45,923	25%	3,879	37%
Total	$181,672	100%	10,626	100%
——
[1] Calculated using the most recent available lease terms as of December 31, 2018.
[2] Square feet represents total rentable square feet of retail properties occupied as of December 31, 2018.
[3] Our Medical Office properties, previously included in Office, are now classified as part of Retail.

American Finance Trust, Inc.
Supplemental Information
Quarter Ended December 31, 2018 (Unaudited)

Diversification by Geography
As of December 31, 2018
Amounts in thousands, except percentages

	Total Portfolio
Region	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent
Alabama	17,978	7.6%	2,565	13.1%
Arizona	352	0.1%	22	0.1%
Arkansas	662	0.3%	55	0.3%
Colorado	504	0.2%	25	0.1%
Connecticut	1,640	0.7%	84	0.4%
Delaware	176	0.1%	5	0.1%
District Of Columbia	235	0.1%	3	0.1%
Florida	19,337	7.9%	1,196	6.3%
Georgia	20,456	8.4%	1,778	9.3%
Idaho	321	0.1%	14	0.1%
Illinois	8,757	3.6%	664	3.5%
Indiana	1,409	0.6%	59	0.3%
Iowa	2,584	1.1%	149	0.8%
Kansas	2,516	1.0%	241	1.3%
Kentucky	7,141	2.9%	511	2.7%
Louisiana	2,299	0.9%	273	1.4%
Maine	202	0.1%	12	0.1%
Maryland	1,096	0.4%	21	0.1%
Massachusetts	6,069	2.5%	589	3.1%
Michigan	5,707	2.3%	338	1.8%
Minnesota	11,342	4.6%	752	3.9%
Mississippi	3,031	1.2%	149	0.8%
Missouri	6,597	2.7%	557	2.9%
Nebraska	514	0.2%	12	0.1%
Nevada	6,652	2.7%	396	2.1%
New Jersey	18,655	7.6%	818	4.3%
New Mexico	336	0.1%	27	0.2%
New York	2,351	1.0%	172	0.9%
North Carolina	16,614	6.8%	1,440	7.6%
North Dakota	1,222	0.5%	170	0.9%
Ohio	16,085	6.6%	840	4.4%
Oklahoma	7,515	3.1%	799	4.2%
Pennsylvania	9,147	3.7%	510	2.7%
Rhode Island	2,419	1.0%	149	0.8%
South Carolina	12,840	5.3%	1,410	7.4%
South Dakota	339	0.1%	47	0.2%
Tennessee	4,248	1.7%	280	1.5%
Texas	10,160	4.2%	726	3.8%
Utah	3,397	1.4%	396	2.1%
Virginia	2,930	1.2%	181	1.0%
West Virginia	1,175	0.5%	39	0.2%
Wisconsin	6,629	2.7%	532	2.8%
Wyoming	583	0.2%	44	0.2%
Total	$244,222	100.0%	19,050	100.0%
——
[1] Calculated using the most recent available lease terms as of December 31, 2018.

American Finance Trust, Inc.
Supplemental Information
Quarter Ended December 31, 2018 (Unaudited)

Lease Expirations
As of December 31, 2018
Amounts in thousands, except ratios and percentages

Year of Expiration	Number of Leases Expiring	Annualized SL Rent [1]	Annualized SL Rent Percent	Leased Square Feet	Percent of Leased Square Feet Expiring
		(In thousands)		(In thousands)
2019	84	$7,242	3.0%	473	2.6%
2020	97	12,362	5.1%	990	5.5%
2021	79	16,043	6.6%	1,378	7.6%
2022	79	10,886	4.5%	1,097	6.1%
2023	117	22,403	9.2%	2,557	14.2%
2024	68	15,850	6.5%	1,201	6.7%
2025	60	17,034	7.0%	1,398	7.7%
2026	38	15,509	6.4%	1,029	5.7%
2027	95	33,025	13.5%	3,523	19.5%
2028	71	9,798	3.8%	790	4.4%
2029	103	18,343	7.5%	839	4.6%
2030	13	6,447	2.6%	633	3.5%
2031	26	6,758	2.8%	267	1.5%
2032	13	20,924	8.6%	854	4.7%
2033	62	8,034	3.3%	279	1.5%
2034	4	1,020	0.4%	33	0.2%
Thereafter (>2034)	151	22,544	9.2%	708	3.8%
Total	1,160	$244,222	100.0%	18,049	100.0%
——
[1] Calculated using the most recent available lease terms as of December 31, 2018.